Annual Report

Cover Page

Name of issuer:

Van Cleave Dry Goods LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 2/3/2014

Physical address of issuer:

11026 Snyder Dr
Frisco TX 75035

Website of issuer:

http://www.vcdrygoods.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$100,709.00	$21,891.00
Cash & Cash Equivalents:	$35,323.00	$8,815.00
Accounts Receivable:	$57,847.00	$1,865.00
Short-term Debt:	$19,433.00	$12,638.00
Long-term Debt:	$27,900.00	$26,109.00
Revenues/Sales:	$168,855.00	$109,012.00
Cost of Goods Sold:	($71,097.00)	($85,851.00)
Taxes Paid:	($776.25)	($163.00)
Net Income:	$21,660.00	($41,993.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Van Cleave Dry Goods LLC

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Adam Van Cleave	Van Cleave Dry Goods LLC	Van Cleave Dry Goods LLC	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
John Van Cleave	CFO	2017
Laura Jimenez	Creative Director	2014
Carmen Van Cleave	Vice President	2014
Adam Van Cleave	President	2014
Adam Van Cleave	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Adam Van Cleave	3350000.0 Class A Units	33.5
Carmen Van Cleave	3350000.0 Class A Units	33.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

There is a risk with regard to the beef market and the supply of other ingredients. Beef prices fluctuate, and may have an impact on profitability. We plan to minimize this risk with proper forecasting. However, market factors that are beyond our control may lead to increased volatility and unpredictability.

The meat snack segment, in which Van Cleave Dry Goods currently operates, is a highly competitive market, where competition risks are significant. To succeed, Van Cleave Dry Goods must be able to respond quickly to changes in consumer preferences. Van Cleave Dry Goods will work to create products that anticipate market shifts and consumer demand.

Projections provided by Van Cleave Dry Goods, while based upon existing or expected relationships, are wholly speculative. Van Cleave Dry Goods does not warrant and makes no assurances or guarantees that projections will be realized either in timing, magnitude or duration. Actual events will influence management's financial decisions regarding allocation of monies raised in this offering.

Van Cleave Dry Goods maintains a significant amount of product liability insurance. While no claims have been made or currently exists against the company, Van Cleave Dry Goods is at risk of product liability suits being levied. Such suits could have a materially negative impact on the future viability of Van Cleave Dry Goods.

Van Cleave Dry Goods' revenue is highly dependent on direct consumer sales and sales to retailers. Global and/or national economic disruptions such as a recession, terrorist attack, natural disaster, etc. may severely impact Van Cleave Dry Goods' revenue.

Beef diseases that could cause panic in consumers, like mad cow disease in the 90s and early 2000s. Such an outbreak in the beef market would cause sales to drop out of consumer fear.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Carmen Van Cleave, Laura Jimenez, and John Van Cleave are part-time officers. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The company currently has more liabilities than assets. If the company closes down now, it is unlikely that any capital will be returned to investors.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Units	10,000,000	10,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Funding Cirlce
Issue date	10/03/17
Amount	$46,610.00
Outstanding principal plus interest	$61,082.12 as of 06/06/18
Interest rate	12.69% per annum
Maturity date	10/03/22
Current with payments	Yes

The original principal on this loan was $25,000. $3791.1 of it was paid off when Funding Circle extended the line of credit to be a in total of $46,610. At the beginning of 2018 there was $61,082.12 outstanding on the loan (including interest payments); since making payments in 2018 the outstanding amount owed as of May 2018, including interest payments, is $54,763.28.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2017	Section 4(a)(2)	Preferred stock	$30,000	General operations
8/2018	Regulation Crowdfunding	SAFE	$58,595	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	John Van Cleave
Amount Invested	$27,000.00
Transaction type	Priced round
Issue date	04/06/15
Relationship	Father

We first offered $3000 for 1% ownership of the company (100,000 Class A units). When he offered to purchase 10% of the company, we negotiated the price to $2700 for 1% ownership. He purchased the 10% (1,000,000 Class A units) for $27,000.

Name	Alberto Banales
Amount Invested	$7,500.00
Transaction type	Priced round
Issue date	04/07/15
Relationship	Friend

Alberto paid $7500 for 2% ownership of the company (200,000 Class A units).

Name	Harold and Laura Jimenez
Amount Invested	$4,000.00
Transaction type	Priced round
Issue date	04/06/15
Relationship	Brother-in-law and Sister-in-law

Harold and Laura paid $4,000 in exchange for 2% ownership of the company (200,000 Class A units).

Name	Janet Van Cleave
Amount Invested	$12,000.00
Transaction type	Priced round
Issue date	04/06/15
Relationship	Mother

We offered $3000 for 1% ownership of the company (100,000 Class A units). She purchased 4% of the company (400,000 Class A units) for $12,000 total.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

VC Dry Goods currently specializes in gourmet beef jerky. What really separates us from the crowd is that we take a unique approach to the snacking occasion. We take into account the entire multisensory experience - the smell, the taste, the appearance - as you would expect with a gourmet meal. This gourmet mindset leads us to push the flavor envelope by using ingredients that you don't typically find in beef jerky, or snacks in general, like smoked sea salt and fresh (not dried) ingredients.

VC Dry Goods hopes to be a national snack food brand, known for pushing the limits of flavor and innovation. We currently specialize in beef jerky, but that's just the start. We hope to expand beyond that into different areas of the meat snack segment first, then into other snack categories where we can have a disruptive impact. We also hope to create a small production facility of our own so that we can get really creative with smaller batch/seasonal flavors, and impact the segment even further.

Milestones

Van Cleave Dry Goods LLC was incorporated in the State of Texas in February 2014.

Since then, we have:

- Sold in 300+ locations, including Total Wine & More, Albertsons, United Supermarkets/Market Street, among others.

- Distributed through UNFI, largest natural foods distributor in the nation.

- Met with Walmart and Target. Both have already expressing interest based on samples given, and we are expecting to be set up as vendors shortly.

- Entered into licensing agreement with Valiant Comics to debut cobranded beef jerky with release of Bloodshot movie feat. Vin Diesel.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $168,855 compared to the year ended December 31, 2017, when the Company had revenues of $109,012. Our gross margin was 142.11% in fiscal year 2018, compared to 178.75% in 2017.

- *Assets.* As of December 31, 2018, the Company had total assets of $100,709, including $35,323 in cash. As of December 31, 2017, the Company had $21,891 in total assets, including $8,815 in cash.

- *Net Income.* The Company has had net income of $21,660 and net losses of $41,993 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities.* The Company's liabilities totaled $47,333 for the fiscal year ended December 31, 2018 and $38,747 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $46,610 in debt and $80,500 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 24 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Van Cleave Dry Goods LLC cash in hand is $35,323, as of December 2018. Over the last three months, revenues have averaged $32,003.97/month, cost of goods sold has averaged $6,173.68/month, and operational expenses have averaged $9,945.63/month, for an average net margin of $15,884.66 per month. Our intent is to be profitable in 3 months.

Our sales have increased steadily since the date that our financials cover. We have increased our online revenue and received several reorders from existing customers. We expect this trend to continue throughout 2019 because we are working with larger companies with larger numbers of stores.

We expect revenues to increase, as well as COGS in line with the additional volume. Thanks to our Wefunder investors, the money raised has allowed us to successfully launch in the Albertsons Southern Division. We are also currently in talks with several other divisions of Albertsons/Safeway and Walmart. We are expecting to close several of these deals, so we expect sales to increase accordingly.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.vcdrygoods.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Adam Van Cleave
Carmen Van Cleave
John Van Cleave
Laura Jimenez

Appendix E: Supporting Documents

VC_Dry_Goods_Operating_Agreement.pdf

INVEST IN VAN CLEAVE DRY GOODS

CLOSING IN...

0 days 2 hours 24 minutes 16 seconds

Closing on July 31, 11PM EDT

min. target met

$59,695

raised of $350k max target from 44 investors

Snack food, elevated by carefully curated ingredients and real flavor innovation

VC Dry Goods currently specializes in gourmet beef jerky. What really separates us from the crowd is that we take a unique approach to the snacking occasion. We take into account the entire multisensory experience - the smell, the taste, the appearance - as you would expect with a gourmet meal. This gourmet mindset leads us to push the flavor envelope by using ingredients that you don't typically find in beef jerky, or snacks in general, like smoked sea salt and fresh (not dried) ingredients.



Adam Van Cleave
President & CEO
Recovering attorney. Snack food visionary. I'm not from the snack food business, but I see that as an asset. I love bringing the flavors that are typically found in gourmet food to the snack category.



All of our flavors are inspired by diverse influences and cultures.

Why you may want to invest

1. 114% wholesale growth YOY from 2016 to 2017, with 30% overall growth.
2. Sold in 200+ locations, including Total Wine & More, Brookshire's Grocery Company, United Supermarkets/Market Street, among others.
3. Distributed through UNFI, largest natural foods distributor in the nation.

$ 100 min

Invest

REMIND ME (42)

What you are investing in

Future Equity (Wefunder SAFE)

~~$3.5M~~ **$2.5M** valuation cap

First $100K investors of this fundraise will invest in a SAFE with a $2.5M valuation cap and 25% discount.

25.0% discount

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $2.5M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$500+
Welcome to the Team!
package (Investor Shirt, Koozies, some free jerky)

$2,500+
Meet and Greet BBQ Dinner! Meet the founders and eat delicious Texas BBQ cooked by one of our founders - Adam Van Cleave. (Travel not included).

$5,000+
Take part in naming a new product flavor (Basically, help name one of our babies!)

$10,000+

4. Approved and soon to be sold in the entire Albertsons Southern Division and Bashas grocery stores.
5. Meeting with Walmart, S.E. Grocers (Winn-Dixie/Bi-Lo), and Food Lion later this year. All three already expressing interest based on samples given.
6. Currently discussing licensing agreement with Valiant Comics to debut cobranded beef jerky with release of Bloodshot movie feat. Vin Diesel.

Our Ambition

VC Dry Goods hope to be a national snack food brand, known for pushing the limits of flavor and innovation. We currently specialize in beef jerky, but that's just the start. We hope to expand beyond that into different areas of the meat snack segment first, then into other snack categories where we can have a disruptive impact. We also hope to create a small production facility of our own so that we can get really creative with smaller batch/seasonal flavors, and impact the segment even further.

VC_Dry_Goods_Pitch_Deck.pdf

vcdrygoods.com

Frisco, Texas

Meet and Greet BBQ Dinner, with travel. Meet the founders and eat delicious Texas BBQ cooked by one of our founders - Adam Van Cleave. (Travel included).

see less

b2c food main street retail

Why I Like Van Cleave Dry Goods

When I first met Adam and we discussed his products, I was skeptical. But when I tried it, I was blown away. I literally had never eaten something this spectacular! As I spent more time with Adam and understood his vision, it became clear to me this was way bigger than beef jerky. Its an approach to disrupt the entire snack category. Adam develops his products with a ruthless focus on the multi-sensorial aspects of the snack experience. He believes there should be much more to the snacking occasion. It should be savored, not rushed. He's disrupting beef jerky, and he'll win because this is literally the best jerky you will ever eat. And he plans to bring further innovation into this... READ MORE



Rishi Daing

HEAD OF MARKETING - TATA GLOBAL BEVERAGES, US; FORMER VP - INNOVATION AT PEPSICO AND CMO AT FIRESTONE & ROBERTSON DISTILLING. INVESTED IN VC DRY GOODS.

THE BUZZ ABOUT VAN CLEAVE DRY GOODS

It's difficult to find anything more to say than VC Dry Goods is absolutely amazing! It's the best jerky one can find! The flavors are amazing, and the strips don't kill my jaw.

Monica G.

Customer

Frisco founder finds passion, launches innovative snack company - Launch DFW

Everyone has a favorite snack, and if you asked Adam Van Cleave, beef jerky would be his first pick every time. So it's no surprise that he developed his own snack company, Van Cleave Dry Goods, with a mission to produce the highest quality Angus beef jerky

March 7, 2018 @ launchdfw.com

Meet Adam Van Cleave of VC Dry Goods in Frisco

Today we'd like to introduce you to Adam Van Cleave. Thanks for sharing your story with us Adam. So, let's start at the beginning and we can move on from there. For as long as I can remember, I've always been interested in starting my own business, and

October 18, 2017 @ voyagedallas.com

Genuinely delicious beef jerky, born in the farmers markets of Texas

In The Beginning... (i.e. 2014)

We didn't have a storefront, so we had to think outside the box. We needed a place to make the goods, so we began working out of local commercial kitchens that we rented by the hour. Then, we needed place to sell the goods, so we joined several farmers markets throughout north Texas. We knew we were on to something big because we were selling out almost every weekend - our jerky was a hit!


VAN CLEAVE
DRY GOODS
SUPERIOR QUALITY. SUPERIOR FLAVOR.
BEEF JERKY
MEAT


Jerky

While our initial business model was great because we were able to start selling fast, it had its drawbacks. Primarily, the markets were seasonal and we weren't able to sell in a wholesale capacity because of the state licensing under which we were operating.

To resolve the issues, we needed a copacker. By outsourcing our production, we would be able to sell wholesale so we wouldn't be dependent on seasonal markets. It took us a while to find the right copacker because our production methods are definitely not industry standard, but to us that is a point of pride. That's why our goods aren't industry standard. While other companies are using mystery meat, artificial preservatives, and low-quality dried ingredients, we only use high-quality Angus beef, fresh ingredients, and we cure our meat naturally so there's no need for artificial preservatives. We finally found a great company that was willing to work with our unconventional methods, and we had our wholesale launch at the end of 2015. We've been growing ever since.


VAN CLEAVE DRY GOODS
100% ANGUS BEEF JERKY
STEAK STRIPS
TYPE-X

VC Dry Goods At-A-Glance

52-59%	23-39%	200+
Current Online Margins	Current Wholesale Margins	Current Retailers


SALTY SNACKS AT-A-GLANCE
SALTY SNACK CATEGORY
27.5B
ANNUAL SALES
MEAT SNACK CATEGORY
2.7B
ANNUAL SALES
ANNUAL HOUSEHOLD SPEND
$25.81
MEAT SNACKS
HOUSEHOLD SPEND PER TRIP
$7.42
MEAT SNACKS
TOP-SELLING SALTY SNACKS
MEAT SNACKS ARE THE HIGHEST SPEND PER TRIP


SALES RECORD
$110,000
$82,500
$55,000
$27,500
$0
2014
2015
2016
2017
2014 - $8,009
FIRST PRODUCT LAUNCH
2015 - $54,909
WHOLESALE LAUNCH
2016 - $83,904
FIRST LARGE RETAILERS
2017 - $109,011
FIRST NATIONAL DIST.
GAINING TRACTION


CURRENT CHANNELS
200+
Current Retailers
Brookshire's
Goody Goody
Super 1 Foods
SPEC'S
Total Wine & More
Randalls
Tom Thumb
212
New Retailers Secured
Albertsons
Bashas'
Our distributor is the largest natural foods distributor in US.
unfi

Competitive Snapshot



CURRENT PROBLEM
POOR QUALITY
BAD FLAVORS
WEAK BRANDING
ESTABLISHED PLAYERS
JACK LINKS
Slim Jim
OLD TRAPPER
• ARTIFICIAL PRESERVATIVES
• HIGH IN SUGAR & SODIUM
• MYSTERY MEAT
• RUBBERY TEXTURE
• BLAND & BORING FLAVORS
NEW PLAYERS
Oberto
CHEF'S CUT
KRAVE JERKY
• BETTER, BUT STILL LACKING
• STILL HIGH IN SUGAR & SODIUM
• NO FRESH INGREDIENTS
• MUSHY TEXTURE
• NON-MEAT FILLERS

No other brand has the flavor and quality that come standard with VC Dry Goods. Among our competitors, there are established companies that have been in business a long time. However, their flavors are bland and generic, and their quality is not up to the standards of the modern consumer. There are also new companies that have their own unique selling proposition. Mainly, they have taken the approach that consumers were tired of tough jerky, which leads them to make soft jerky. Their quality and flavors are better than the large companies, but still fairly generic and only a small step in the right direction. Plus, many customers find the soft texture as mushy and unappealing.

VC Dry Goods sees the problem as a quality and innovation issue. Our experience has shown that customers like a more traditional texture in jerky (cut with the grain of the meat, dry but not tough). What the consumer has been wanting is real, delicious flavor, as well as new and unique flavor ideas. Every brand has teriyaki, peppered, etc., with some exceptions. We create more innovative flavor profiles, and take a multisensory approach to creating our products. Simply put, it must look, smell, and taste absolutely delicious. We accomplish this by using high-quality Angus beef with fresh ingredients and spices more readily found in a gourmet meal.

In our category, growth can be rapid because our wholesale customers have hundreds - if not thousands - of stores. Growing by 200% or 300% YOY is not unheard of. We have grown as fast as we can feasibly grow with the capital limitations that we have. However, we have several meetings later this year with large companies (Walmart, S.E. Grocers, Food Lion, among others). They have already been presented with samples, and they are interested. Aside from that, we have already secured the Albertsons Southern Division (167 stores) and Bashas (47 of their stores), for new product launches later this year.

We have already had solid growth, but its about to accelerate.



EXAMPLES OF RAPID GROWTH IN THE CATEGORY
CHEF'S CUT
GREW FROM 7.4M IN 2015 TO 26.9M IN 2016
EPIC PROVISIONS
GREW TO 10M IN 2 YEARS
LAWLESS JERKY
GREW FROM $140,000 IN 2014 TO $1.6 MILLION IN 2015
SPEC'S WINES-SPIRITS-FINER FOODS
We replaced Lawless at Spec's because we are better!
Spec's has over 200 locations across Texas
5th Largest wine retailer in the country



USE OF FUNDS
AMOUNT RAISED $50,000
$350,000
INNOVATION
NEW FLAVORS
T-BUCKET APOCALYPSE
NEW PRODUCT LINES
BRISKET NUGGETS
BRISKET BARS
VEGAN OFFERINGS
CRAFT BEER COLLABORATIONS
SEASONAL FLAVORS
MARKETING
NEW PACKAGING
PRINTED BAGS & BOXES
TRADE SHOWS
HIRE 1-2 BRAND AMBASSADORS
E-COMMERCE
HIRE DIGITAL AD FIRM
WEBSITE OPTIMIZATION
INCREASE AD SPEND

Meet the Founders



Adam Van Cleave

President & CEO

Recovering attorney. Snack food visionary. I'm not from the snack food business, but I see that as an asset. I love bringing the flavors that are typically found in gourmet food to the snack category.



Carmen Van Cleave

Vice President

Excellent with operational and process management.

AND THE REST OF THE TEAM



Laura Jimenez

Creative Director

Guru of graphic design. Manages all packaging and POS designs.



Cole Yates

Sales Manager

Sales mastermind. Doesn't take no for an answer. Closes the deal.



John Van Cleave

CFO

30+ years of high level operational and financial experience.

Raised $186,805 From 46+ Investors

FUNDING HISTORY



Alberto Banales



Alberto Banales



Billy Hennessy



Rishi Daing



Michael Alesi



Tracey Raditz

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: When did you launch?

VC: We first launched in October 2014. That's when we were in our first farmers market, which was the only way we were able to sell at the time. We couldn't sell in a wholesale capacity because of our licensing. It wasn't until December 2015 that we got our first finished batch from our copacker that we were finally able to start wholesale sales.

WF: How many stores are you currently in?

VC: Just over 200 retailers. Also, we expect to double that number because we are already approved to be sold in the entire Albertsons Southern Division (167 stores) and Bashas (45 stores). At this point, we are waiting on them to issue a PO, which will expect to happen soon. We are also in talks with our current retailers to get additional stores as well.

WF: How big is the market?

VC: The salty snack category has annual sales of $27.5B. Meat snacks account for 10% of that, or $2.7B. We started with meat snacks because we love meat snacks, and it was the segment where we felt we could have the greatest impact right off the bat. The category is seeing incredible growth, and we feel that the competition is going in the wrong direction. However, as we grow we plan to diversify into other areas of the salty snack category where we feel the VC Dry Goods brand can have a disruptive impact.

WF: What do you understand about your business that others don't get?

VC: We don't strive to fit into the snack category. When we are creating a new flavor, we don't look to what other snack brands have done as our inspiration. We know what our competitors are doing, and don't get me wrong, but we're not impressed. Our inspiration comes from the executive chefs on the cutting edge of gourmet food. When I sit down for a great meal that knocks my socks off, I take notes and try to find ways to incorporate elements of that into our products. The composition of each meal may change, but there are a few basic aspects that carry over from one meal to the next. Specifically, each chef carefully curates the ingredients of their meals, they also put a high level of care into them, and they undoubtedly take into consideration the multisensory aspect of the meal. Those aspects elevate the meal into something more than just a meal - it becomes an experience. That is what really motivates us at VC Dry Goods. We want to give people that feeling when they snack. There is value in providing a better snacking experience.

WF: Can you elaborate on what you mean when you say there is a multisensory aspect to a meal or snack?

VC: When we sit down to eat a meal or a snack, or really anything we put in our bodies, there is more going on than just putting it in our mouths and chewing. There is a visual aspect when you first see it. Your sense of smell comes into play when you first smell it. Then, once you put it into your mouth, it isn't even as simple as just tasting it. Yes, your tastebuds tell you how something tastes, but you're also taking into account the texture. In our busy lives, we skip over all that food foreplay most of the time. One area of food in which it is still expected is in gourmet food. Every chef will focus on every aspect of their food before it is served. They carefully curate the ingredients, they take time to ensure it is prepared properly, and they make sure it looks perfect when it is sent to your table. That is how you create a great experience. In contrast, with beef jerky, most of the time you have no idea what kind of meat was used. The ingredients are all dried or artificial. Liquid smoke is used in many cases. Many brands that don't use artificial preservatives use sugar as a substitute, which is why a flavor that isn't sweet can still have 9 or 10 grams of sugar per serving. The result is jerky that looks awful. It tastes pretty bland, if not downright bad. The texture is usually off also. Sometimes it is so tough, you have to chew on it for a while just to get any flavor. Other times, it is soft to the point of being mushy. Meat shouldn't be mushy. And the smell. I challenge anyone to go into their grocery store, find a bag of jerky, open it and take a big whiff of the bag. Most jerky smells so bad that it'll make you gag, or at least recoil a little. What other food would you eat if it smelled or looked bad? That's usually the sign to throw something out.

At VC Dry Goods, we take all of that into account with our multisensory approach. When you see our jerky, it looks like a nice piece of real meat. When you smell it, your mouth might start to water and it may beckon you to grab a piece. Once you finally take a bite, we feel like the flavor is out of this world - the kind of thing you want to tell all of your friends about, and our customers do. Whether that process happens in a couple seconds or much longer, that's up to you and how you snack, but we think the experience is far superior to the competition. That doesn't happen by accident. It's hard work, and you can credit the multisensory approach that we take.

WF: What keeps you up at night?

VC: Right now, my main concern is capital to assist with cash flow. I remember getting our first large purchase order, which was about $25,000. I was excited, then immediately got nauseous because I had no idea where we would get the funding to fulfill the PO. In the end, we worked it out. However, we are growing and we are getting to the point where it will be much more difficult. For example, we just finished our vendor setup with Albertsons, and our initial PO (based on our estimates) will be around 40k-50k. That's for 167 stores. When I do the math in my head for even larger customers that have 1000+ stores, it makes me worry that we may need to turn down business if we don't have the capital we need when we get there - and I hate lost opportunities.

WF: Does being from Texas help or hurt you?

VC: When you think Texas, what comes to mind? Beef, or oil - but you don't eat oil. Everyone knows Texas as THE beef state, yet there is no Texas-based national brand in the beef jerky space selling whole-muscle jerky. Epic is from Austin, TX, they sell ground meat bars mixed with various other ingredients, as well as other ground meat jerky, and they're doing well. They were acquired by General Mills for over 100 million dollars. Whole-muscle jerky, like we currently sell, makes up the bulk of the jerky market, and is overdue for a competitor from the Lone Star State - and we don't think we're just any company stamping TX on our bag for bragging rights. Our story is authentic. We're based in Texas because we live in Texas. We started out buying beef from Texas ranchers, and created jerky with flavor as big as the Lone Star State itself, which we sold in Texas farmers markets to get started. As we grow, we plan to utilize our authentic Texas roots more and more in our branding, and we definitely see it as an asset.

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ASK QUESTION

James Booth Jun 21

Do you have plans to hit international markets as well as markets in the Northeastern United States?



Adam Van Cleave President & CEO FOUNDER Jun 21

Hi James, great question! We definitely plan to expand internationally, as well as the Northeastern US. With regard to international expansion, it is a little tricky because we do beef jerky. Certain countries are very strict when it comes to beef imports. That is not a deal breaker, it just means that we need to plan accordingly and execute our growth strategically, targeting the countries that will give us the biggest bang for the buck first (like Japan and the UK, they love American jerky). Regarding the Northeastern US, we are definitely working our way up there. We are already in Total Wine & More locally here in Texas, and we are selling very well in their stores. They are based in Maryland, and we have already discussed expanding beyond Texas with them. They are open to the idea, but nothing is finalized yet. Whether it works out with Total Wine or not, we will be get to the Northeast and everywhere else in the US because that is our primary goal. We are building VC Dry Goods to be the next great national (and international) snack food brand.

Craig Vom Lehn Jun 12

Congratulations on what you're doing. The sales numbers I've seen ended at 2017. How have the first two quarters of 2018 gone?



Adam Van Cleave President & CEO FOUNDER Jun 12

Hi Craig! Thank you, and that's a great question. We have had strong sales for the first two quarters of 2018. Right now we are already on track to beat last year's numbers, which is excellent because typically Q1 and Q2 are our slower quarters. Our sales have been up based on steady reorders from existing wholesale customers, the addition of new smaller accounts, and an increase in online orders. What is really exciting is that our current sales do not even take into account the new business that we expect from Albertsons and Bashas. We were recently approved as vendors for both, and are waiting for them to finish their final planning before we receive purchase orders. Based on our estimates, the initial Albertsons PO should be in the 40k-50k range, and the Bashas PO should be between 10k-20k. Plus, once we are in the stores, we expect reorders from them about once a quarter, if not more often.

MORE QUESTIONS

RISKS

1 There is a risk with regard to the beef market and the supply of other ingredients. Beef prices fluctuate, and may have an impact on profitability. We plan to minimize this risk with proper forecasting. However, market factors that are beyond our control may lead to increased volatility and unpredictability.

2 The meat snack segment, in which Van Cleave Dry Goods currently operates, is a highly competitive market, where competition risks are significant. To succeed, Van Cleave Dry Goods must be able

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Van Cleave Dry Goods is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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VAN CLEAVE DRY GOODS

2018 Report

Dear investors,

Thanks to the investments that we received on Wefunder, we were able to have a great year. We were able to add a large number of retailers, grew our online presence, and grew our revenue by over 50%. While we may not have been able to do everything on our list, there is no denying that it was a great year. Plus, we are almost done with our new packaging designs, and we have been able to meet with other large retailers - like Walmart and Target - ensuring that 2019 will be another great year. Thank you for choosing to invest in VC Dry Goods, we couldn't have done what we did without you. We appreciate your support!

We need your help!

The best way to help is to spread the word about us. Let everyone know that we're the best beef jerky company around. You can direct them to our website, and we ship nationwide. Also, if you happen to know anyone who makes buying decisions at any grocery stores or convenience stores, help us make a connection. We can always grow, and new retailers are the best way for us to do that. Thank you for your support!

Sincerely,

Adam Van Cleave

President & CEO

Carmen Van Cleave

Vice President

Our Mission

VC Dry Goods hope to be a national snack food brand, known for pushing the limits of flavor and innovation. We currently specialize in beef jerky, but that's just the start. We hope to expand beyond that into different areas of the meat snack segment first, then into other snack categories where we can have a disruptive impact. We also hope to create a small production facility of our own so that we can get really creative with smaller batch/seasonal flavors, and impact the segment even further.

See our full profile

How did we do this year?

Report Card

B+

The Good

We were able to grow our wholesale distribution greatly, launching in Albertsons Southern and meeting with Walmart and others.

We were also able to grow our online revenue, more than doubling our monthly revenue from our website.

We are growing our product lineup. While not ready for release yet, we are developing more flavors and a meat stick line.

The Bad

We haven't been able to finish our new packaging redesign, but it's close to being ready.

We thought we would be able to close deals with certain retailers, like Bashas, but we haven't been able to yet.

We thought we would be able to land a deal for our Bloodshot collaboration already, but it is taking longer than expected.

2018 At a Glance

January 1 to December 31


$$$$

$168,855 +55%

Revenue



$21,660

Net Profit


IOU!

$19,433 +54%

Short Term Debt



$58,595

Raised in 2017



$35,323

Cash on Hand

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

VC Dry Goods currently specializes in gourmet beef jerky. What really separates us from the crowd is that we take a unique approach to the snacking occasion. We take into account the entire multisensory experience - the smell, the taste, the appearance - as you would expect with a gourmet meal. This gourmet mindset leads us to push the flavor envelope by using ingredients that you don't typically find in beef jerky, or snacks in general, like smoked sea salt and fresh (not dried) ingredients.

VC Dry Goods hopes to be a national snack food brand, known for pushing the limits of flavor and innovation. We currently specialize in beef jerky, but that's just the start. We hope to expand beyond that into different areas of the meat snack segment first, then into other snack categories where we can have a disruptive impact. We also hope to create a small production facility of our own so that we can get really creative with smaller batch/seasonal flavors, and impact the segment even further.

Milestones

Van Cleave Dry Goods LLC was incorporated in the State of Texas in February 2014.

Since then, we have:

- Sold in 300+ locations, including Total Wine & More, Albertsons, United Supermarkets/Market Street, among others.
- Distributed through UNFI, largest natural foods distributor in the nation.
- Met with Walmart and Target. Both have already expressing interest based on samples given, and we are expecting to be set up as vendors shortly.
- Entered into licensing agreement with Valiant Comics to debut cobranded beef jerky with release of Bloodshot movie feat. Vin Diesel.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $168,855 compared to the year ended December 31, 2017, when the Company had revenues of $109,012. Our gross margin was 142.11% in fiscal year 2018, compared to 178.75% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $100,709, including $35,323 in cash. As of December 31, 2017, the Company had $21,891 in total assets, including $8,815 in cash.

- *Net Income.* The Company has had net income of $21,660 and net losses of $41,993 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities.* The Company's liabilities totaled $47,333 for the fiscal year ended December 31, 2018 and $38,747 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $46,610 in debt and $80,500 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 24 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Van Cleave Dry Goods LLC cash in hand is $35,323, as of December 2018. Over the last three months, revenues have averaged $32,003.97/month, cost of goods sold has averaged $6,173.68/month, and operational expenses have averaged $9,945.63/month, for an average net margin of $15,884.66 per month. Our intent is to be profitable in 3 months.

Our sales have increased steadily since the date that our financials cover. We have increased our online revenue and received several reorders from existing customers. We expect this trend to continue throughout 2019 because we are working with larger companies with larger numbers of stores.

We expect revenues to increase, as well as COGS in line with the additional volume. Thanks to our Wefunder investors, the money raised has allowed us to successfully launch in the Albertsons Southern Division. We are also currently in talks with several other divisions of Albertsons/Safeway and Walmart. We are expecting to close several of these deals, so we expect sales to increase accordingly.

Net Margin: 13%

Gross Margin: 142%

Return on Assets: 22%

Earnings per Share: $2,166.00

Revenue per Employee: $168,855

Cash to Assets: 35%

Revenue to Receivables: 292%

Debt Ratio: 47%

Taxes_GAAP_2018.pdf

We ❤ Our 40 Investors

Thank You For Believing In Us

Billy Hennessy
Andrew Krueger
Craig Vom Lehn
Tom Olofsson
Kartheek Pulavarthi
Rishi Daing
Alberto Banales
Alberto Banales
Rishi Daing
Michael Alesi
Tracey Raditz
Jordan Johnson
Timothy Borden
David Simmons
Lyle Notice
Loukas Theodorou
Garrison Adomian
Morris Gelman
James Rattee
Harold Jimenez
H. Wyatt Hanna, III
Sinahy Munoz
John Van Cleave
Laura Reinke
Greg Lehmkuhl
Manfredo Mazariegos
Monica Gibbs
Audrey O'Connor
Jesus Aguilar
Robert Jacques
Gerald Rhoades
Javier Hernandez Jr.
Mick Hall
Doug Scott
John Van Cleave
Janet Van Cleave
Ignacio Telleria
David Lerner
Mary And Bill Ferry
John Van Cleave

Thank You!

From the Van Cleave Dry Goods Team



Adam Van Cleave
President & CEO



Carmen Van Cleave
Vice President



Laura Jimenez
Creative Director
Guru of graphic design. Manages all packaging and POS designs.



Cole Yates
Sales Manager
Sales mastermind. Doesn't take no for an answer. Closes the deal.



John Van Cleave
CFO
30+ years of high level operational and financial experience.

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Adam Van Cleave	Van Cleave Dry Goods LLC @ Van Cleave Dry Goods LLC	2014

Officers

OFFICER	TITLE	JOINED
John Van Cleave	CFO	2017
Laura Jimenez	Creative Director	2014
Carmen Van Cleave	Vice President	2014
Adam Van Cleave	President CEO	2014

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Adam Van Cleave	3,350,000 Class A Units	33.5%
Carmen Van Cleave	3,350,000 Class A Units	33.5%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
04/2015	$50,500	Class A Units	Section 4(a)(2)
06/2017	$30,000	Preferred Stock	Section 4(a)(2)

The use of proceeds is to fund general operations.

Outstanding Debts

LENDER	ISSUED	AMOUNT	OUSTANDING	INTEREST	MATURITY	CURRENT?
Funding Cirlce	10/03/2017	$46,610	$61,082	12.69%	10/03/2022	Yes

Related Party Transactions

Name	John Van Cleave
Amount Invested	$27,000
Transaction type	Priced Round
Issued	04/06/2015
Relationship	Father

We first offered $3000 for 1% ownership of the company (100,000 Class A units). When he offered to purchase 10% of the company, we negotiated the price to $2700 for 1% ownership. He purchased the 10% (1,000,000 Class A units) for $27,000.

Name	Alberto Banales
Amount Invested	$7,500
Transaction type	Priced Round
Issued	04/07/2015
Relationship	Friend

Alberto paid $7500 for 2% ownership of the company (200,000 Class A units).

Name	Harold and Laura Jimenez
Amount Invested	$4,000
Transaction type	Priced Round
Issued	04/06/2015
Relationship	Brother-in-law and Sister-in-law

Harold and Laura paid $4,000 in exchange for 2% ownership of the company (200,000 Class A units).

Name	Janet Van Cleave
Amount Invested	$12,000
Transaction type	Priced Round
Issued	04/06/2015
Relationship	Mother

We offered $3000 for 1% ownership of the company (100,000 Class A units). She purchased 4% of the company (400,000 Class A units) for $12,000 total.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Class A Units	10,000,000	10,000,000	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

The company currently has more liabilities than assets. If the company closes down now, it is unlikely that any capital will be returned to investors.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Beef diseases that could cause panic in consumers, like mad cow disease in the 90s and early 2000s. Such an outbreak in the beef market would cause sales to drop out of consumer fear.

Carmen Van Cleave, Laura Jimenez, and John Van Cleave are part-time officers. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The meat snack segment, in which Van Cleave Dry Goods currently operates, is a highly competitive market, where competition risks are significant. To succeed, Van Cleave Dry Goods must be able to respond quickly to changes in consumer preferences. Van Cleave Dry Goods will work to create products that anticipate market shifts and consumer demand.

Projections provided by Van Cleave Dry Goods, while based upon existing or expected relationships, are wholly speculative. Van Cleave Dry Goods does not warrant and makes no assurances or guarantees that projections will be realized either in timing, magnitude or duration. Actual events will influence management's financial decisions regarding allocation of monies raised in this offering.

Van Cleave Dry Goods maintains a significant amount of product liability insurance. While no claims have been made or currently exists against the company, Van Cleave Dry Goods is at risk of product liability suits being levied. Such suits could have a materially negative impact on the future viability of Van Cleave Dry Goods.

Van Cleave Dry Goods' revenue is highly dependent on direct consumer sales and sales to retailers. Global and/or national economic disruptions such as a recession, terrorist attack, natural disaster, etc. may severely impact Van Cleave Dry Goods' revenue.

There is a risk with regard to the beef market and the supply of other ingredients. Beef prices fluctuate, and may have an impact on profitability. We plan to minimize this risk with proper forecasting. However, market factors that are beyond our control may lead to increased volatility and unpredictability.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the unitholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the unitholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The unitholders have the right to redeem their securities at any time. Unitholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of units . As discussed in Question 13, when we engage in an offering of equity interests involving Units , Investors may receive a number of Units calculated as either (i) the total value of the Investor's investment, divided by the price of the Unit being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our management . Among the factors we may consider in determining the price of Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;

- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Van Cleave Dry Goods LLC

- Texas Limited Liability Company
- Organized February 2014
- 1 employees

11026 Snyder Dr
Frisco TX 75035

http://www.vcdrygoods.com

Business Description

Refer to the Van Cleave Dry Goods profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Van Cleave Dry Goods is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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